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                                                                       EXHIBIT 4




                         AMENDMENT TO RIGHTS AGREEMENT


     THIS AMENDMENT, dated as of September 19, 1995, is between CAPITAL CITIES/ABC, INC., a New York corporation (the "Company") and HARRIS TRUST COMPANY OF NEW YORK (the "Rights Agent").


                                    Recitals
                                    --------

     A. The Company and the Rights Agent are parties to a Rights Agreement dated as of December 14, 1989 (the "Rights Agreement").

     B. The Walt Disney Company, a Delaware corporation ("Purchaser"), and the Company have entered into an Amended and Restated Agreement and Plan of Reorganization (the "Reorganization Agreement"), and the Company, a wholly owned subsidiary of the Purchaser designated by the Purchaser ("Holding Company") and a subsidiary of Holding Company ("Merger Sub B") intend to enter into an Agreement and Plan of Merger (the "Company Merger Agreement"), pursuant to which agreements Merger Sub B will merge with and into the Company (the "Company Merger"). In addition, pursuant to the Reorganization Agreement and a separate agreement and plan of merger, another subsidiary of Holding Company ("Merger Sub A") will merge with and into the Purchaser (the "Purchaser Merger"). The Board of Directors of the Company has approved the Reorganization Agreement, the Company Merger Agreement and the Company Merger.

     C. Pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable to reflect the foregoing and the Company and the Rights Agent desire to evidence such amendment in writing.

     Accordingly, the parties agree as follows:

     1.  Amendment of Section 1(a).  Section 1(a) of the Rights Agreement is
         -------------------------
amended to add the following sentence at the end thereof:

     "Notwithstanding anything in this Rights Agreement to the contrary, none of Disney (as defined herein), Holding Company, Merger Sub A or Merger Sub B (as such terms are defined in the Reorganization Agreement) shall be deemed to be an Acquiring Person solely as the result of (i) the announcement, approval, execution or delivery of the Reorganization Agreement, the Company Merger Agreement or the Stock Agreement (in each case
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     as defined in the Reorganization Agreement), (ii) the consummation of the
     Purchaser Merger or the Company Merger (as such terms are defined in the Reorganization Agreement) or (iii) the consummation of the other transactions contemplated in the Reorganization Agreement; provided,
                                                                --------
     however, that in the event Disney or any subsidiary of Disney or Holding
     -------
     Company or any subsidiary of Holding Company becomes the Beneficial Owner of any Common Shares other than pursuant to the Reorganization Agreement, the provisions of this sentence (other than this proviso) shall not be applicable."

          2.  Amendment of Section 1(g).  Section 1(g) of the Rights Agreement
              -------------------------
is amended and restated to read as follows:

          "(g)(i) 'Distribution Date' shall have the meaning set forth in
     Section 3 hereof. Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (i) the announcement, approval, execution or delivery of the Reorganization Agreement, the Company Merger Agreement or the Stock Agreement (in each case as defined in the Reorganization Agreement), (ii) the consummation of the Purchaser Merger or the Company Merger (as such terms are defined in the Reorganization Agreement) or (iii) the consummation of the other transactions contemplated in the Reorganization Agreement; provided, however, that in the event Disney or any subsidiary of
                --------  -------
     Disney or Holding Company or any subsidiary of Holding Company becomes the Beneficial Owner of any Common Shares other than pursuant to the Reorganization Agreement, the provisions of this sentence (other than this proviso) shall not be applicable.

          (g)(ii) 'Disney' shall mean The Walt Disney Company, a Delaware corporation."

          3.  Amendment of Section 1(k).  Section 1(k) of the Rights Agreement
              -------------------------
is amended and restated to read as follows:

          "(k)(i) 'Redemption Date' shall have the meaning set forth in Section 7 hereof.

          (k)(ii) 'Reorganization Agreement' shall mean the Amended and Restated Agreement and Plan of Reorganization dated as of July 31, 1995, between Disney and the Company, as amended from time to time."
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          4.  Amendment of Section 7(a).  Section 7(a) of the Rights Agreement
              -------------------------
is amended and restated to read as follows:

          "(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on December 26, 1999 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, or (iv) the effective time of the Company Merger pursuant to the Reorganization Agreement and the Company Merger Agreement."

          5.  Amendment of Section 13.  Section 13 of the Rights Agreement is
              -----------------------
amended to add the following sentence at the end thereof:

     "Notwithstanding anything in this Rights Agreement to the contrary, (i) the announcement, approval, execution or delivery of the Reorganization Agreement, the Company Merger Agreement or the Stock Agreement (in each case as defined in the Reorganization Agreement), (ii) the consummation of the Purchaser Merger or the Company Merger (as such terms are defined in the Reorganization Agreement) and (iii) the consummation of the other transactions contemplated in the Reorganization Agreement shall not be deemed to be an event described in clause (a), (b), (c) or (d) of Section 13 and shall not cause the Rights to be adjusted or exercisable in accordance with Section 13; provided, however, that in the event Disney or
                                 --------  -------
     any subsidiary of Disney or Holding Company or any subsidiary of Holding Company becomes the Beneficial Owner of any Common Shares other than pursuant to the Reorganization Agreement, the provisions of this sentence (other than this proviso) shall not be applicable."

          6.  Effectiveness.  This Amendment shall be deemed effective as of
              -------------
July 31, 1995.  Except as amended hereby,
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the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          7.  Miscellaneous.  This Amendment shall be deemed to be a contract
              -------------
made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

          EXECUTED as of the date set forth above.

Attest:                                    CAPITAL CITIES/ABC, INC.



 /s/ Philip R. Farnsworth                   /s/ Alan N. Braverman
-------------------------                  -------------------------
Name:  Philip R. Farnsworth                Name: Alan N. Braverman
Title: Secretary                           Title: Vice President and
                                                  General Counsel


Attest:                                    HARRIS TRUST COMPANY OF
                                           NEW YORK



 /s/ Joseph McFadden                        /s/ Mark F. McLaughlin
-------------------------                  -------------------------
Name: Joseph McFadden                      Name: Mark F. McLaughlin
Title: Assistant Vice President            Title: Vice President